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                                                                   EXHIBIT 3.16


         WHEREAS, LaSalle National Bank has requested the amendment of the Bylaws of the Corporation to include specific authorization for action to be taken by unanimous consent of the Directors;

         WHEREAS, the name of the Corporation has been changed and the principal office of the Corporation is now 8502 Cypress Street-Brady Island, Houston, Texas.

         NOW, THEREFORE,

         BE IT RESOLVED, that the Board of Directors hereby amends and restates the Bylaws of EAE Industries, Inc., dated December 14, 1994, as follows: (the changes are marked)

                                     BYLAWS
                                       OF
                      NEWPARK SHIPBUILDING AND REPAIR, INC.

                                   ARTICLE I.

                            Meetings of Shareholders

         Section 1. Place. All meetings of the shareholders shall be held at the principal office of the Corporation in Texas, or at such other place, either within or without the State of Texas, as from time to time may be determined by the Board of Directors and specified in the notice of such meeting.

         Section 2. Annual Meeting. The annual meeting of shareholders shall be held on the first Tuesday in April at 11:00 a.m., if not a legal holiday, and if a legal holiday, then at the same hour on the next business day. At such meeting, the shareholders shall elect the directors of the Corporation and shall transact such other business as may come before the meeting.

         Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the President or by a majority of the directors. It shall also be the duty of the President to call such meetings whenever requested in writing to do so by the holders of not less than one-fifth of all the shares entitled to vote at the meeting, which request shall state the objects of the proposed meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice.

         Section 4. Quorum. A majority of the shares issued and outstanding and entitled to vote, represented by the holders in person, or by proxy, shall be required at all meetings to constitute a quorum for the election of directors or the transaction of any other business. If, however, such majority shall not be present at any such meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than the announcement at the meeting, until the requisite amount of voting shares shall be represented. At any such adjourned meeting at which



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the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 5. Voting. At any meeting of the shareholders at which a quorum is present, the affirmative vote of the holders of a majority of the shares entitled to vote thereat shall be had on any matter coming before such meeting in order to constitute such action the valid act of the shareholders thereon, unless otherwise provided by law, or by the Certificate of Incorporation, or these Bylaws. Every shareholder of record shall be entitled to one vote for every share standing in his name on the books of the corporation on the record date fixed as hereafter provided or, if no such record date was fixed with respect to such meeting, on the day of the meeting.

         Section 6. Record Date. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding fifty nor less than ten days preceding the date of any meeting of shareholders, or, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding fifty nor less than ten days prior to the date of holding any meeting of shareholders, as a record date for the determination of the shareholders entitled to such notice of, and to vote at, such meeting.

         Section 7. Notice. Notice of the time and place of the annual meeting of shareholders and notice of the time, place, and purpose of each special meeting of the shareholders shall be given at least ten and not more than fifty days before the date set for such meeting to each shareholder of record who is entitled to vote at such meeting; except that if the authorized shares are to be increased, at least thirty days' notice shall be given.

                                   ARTICLE II.

                                    Directors

         Section 1. Number and Qualifications. The management and control of the affairs, business, and property of the Corporation shall be vested in its Board of Directors. The number of directors of the Corporation shall be no less than one (1) and no more than seven (7), which number may be increased or decreased from time to time by amendment to these Bylaws. The directors shall be elected at the annual meeting of shareholders, except as otherwise provided for filling vacancies. Each director shall hold office until the annual meeting of shareholders held next after his election or other manner of appointment, and until his successor shall have been elected and shall qualify or until his death, resignation, or removal.

         Section 2. Annual Meetings. The annual meeting of the Board of Directors shall be held in each year immediately after and at the same place as the annual meeting of shareholders. No notice of the annual meeting of the Board of Directors need be given.

         Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places and at such times as the Board may from time to time determine by resolution.



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If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which otherwise would be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. No notice of regular meetings of the Board of Directors need be given.

         Section 4. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or by a majority of the directors. Notice of each special meeting of the Board of Directors shall be given to each director at least two days before the day on which the special meeting is to be held. Every such notice shall state the time and place of the meeting and the purpose thereof. The business transacted at such special meeting shall be confined to the purposes stated in the notice.

         Section 5. Telephonic Meeting. Any meeting of the Board of Directors may be held telephonically.

         Section 6. Quorum. At each meeting of the Board of Directors, at least a majority of the directors shall be present in order to constitute a quorum for the transaction of business. In the absence of a quorum, any of the directors present may adjourn any meeting from time to time until a quorum is had. Notice of any such adjourned meeting need not be given.

         Section 7. Place of Meeting. The Board of Directors may hold its meetings at such places within or without the State of Texas as shall be specified or fixed in the respective notice or waivers of notice thereof.

         Section 8. Vacancies. All vacancies in the Board of Directors, whether caused by death, resignation, removal, or otherwise, shall be filled by a majority vote of the remaining directors.

         Section 9. Removal. Any director may be removed at any time, with or without cause by written request of stockholders holding more than fifty (50%) percent of the voting stock of this Corporation issued and outstanding.

         Section 10. Resignation. Any director may resign at any time by giving written notice to the Chairman of the Board of Directors. The resignation of any director shall take effect at the time specified in such notice, and, unless otherwise specified therein, the acceptaince of such resignation shall not be necessary to make it effective.

         Section 11. Executive Committee - Investment Committee. If an executive committee and/or investment comittee is appointed, the Chairman of the board of Directors shall be a member, and the committee shall have all the powers of the board when the board is not in session except the power to declare dividends, make or alter Bylaws, fill vacancies on the board of change the membership of the executive committee.

         Section 12. Minutes of Meetings of Committees. Any committees designated by the Board shall keep regular minutes of their proceedings and shall report the same to the board


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when required; but no approval by the Board of any action properly taken by a committee shall be required.

         Section 13. Procedure. If the Board fails to designate the chairman of a committee, the Chairman of the Board of Directors, if a member, shall be chairman. Each committee shall meet at such times as it shall determine and at any time on call of the chairman. A mojority of a committee constitutes a quorum, and the committee may take action either by vote of a majority of the members present at any meeting at which there is a quorum or by written concurrence of a majority of the members. In case of absence or disqualification of a member of a committee at any meeting thereof, the qualified members present, whether or not they constitute a quorum, may unanimously appoint a director to act in place of the absent or disqualified member. The board has the power to change the members of any committee at any time, to fill vacancies, and to discharge any committee at any time.

         Section 14. Unanimous Consent. Any action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken by a consent in writing signed by all of the Directors or by all of the members of the committee, as the case may be, and filed with the records of the proceeding of the Board or committee.

                                  ARTICLE III.

                                    Officers

         Section 1. Officers and Qualifications. The officers of the corporation shall be a Chairman of the Board of Directors, a President, a Secretary and a Treasurer.

         Section 2. Chairman of the Board of Directors. Chairman of the Board of Directors shall be the Chief Executive and Administrative Officer of the Corporation and shall preside at all meetings of the shareholders and the Board of Directors. As Chief Executive Officer he shall have the general supervision over the business and financial affairs of the Corporation.

         Section 3. President. The President shall be the chief operating officer of theCorporation. He shall have active and general management of the business operations of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He shall have the general powers and duties of supervision and management over the business operations of the Corporation. The President also shall appoint and discharge all subordinate agents and employees and fix their salaries, subject to review by the Board of Directors, and shall designate the duties they are to perform.

         Section 4. Secretary. The Secretary shall keep the minutes of the meetings of the Board of Directors and the minutes of the meetings of the shareholders in appropriate books. He shall attend to the giving of all notices of the Corporation. He shall have charge of the books or records containing the names, alphabetically arranged, of all persons who are shareholders of



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the Corporation and such other books and papers as the Board may direct, and shall perform all the duties incidental to his office.

         Section 5. Treasurer. The Treasurer shall have the care and custody of all of the funds and securities of the Corporation and shall see that the same are deposited in the name of the corporation in such bank or depositories as the Board of Directors may from time to time select. The Treasurer shall supervise and direct all bookkeeping and accounting personnel and functions and shall have the authority and power to hire and dismiss any bookkeeping or accounting personnel.

         Section 6. Assistants. Assistant secretaries or treasurers shall have such duties as may be delegated to them by the secretary and treasurer, respectively.

         Section 7. Compensation of Officers. The compensation of all officers shall be fixed by the Board of Directors.

         Section 8. Appointment of Other Officers. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 9. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the Board of Directors.

         Section 10. Delegation of Duties and Authority. In the case of the absence of any officer of the Corporation other than the President, or for any other reason that the Board may deem sufficient as to any officer other than the President, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire Board concurs therein.

                                   ARTICLE IV.

                                     Office

         The principal office of the Corporation in Texas shall be located at 8502 Cypress Street-Brady Island, Houston, Texas 77012. The Corporation may have such additional offices as the Board of Directors from time to time may determine as the business of the Corporation may require.



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                                   ARTICLE V.

                                     Shares

         Section 1. Certificates. The certificates for shares of the Corporation shall be in such form as shall be approved by the Board of Directors. The shares of the Corporation shall be transferable only on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of the certificate or certificates, with an assignment and power of transfer endorsed thereon or attached thereto duly executed, and with such proof of authenticity of the signature as the Corporation or its agents reasonably may require. The certificates shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall show the number of shares and shall be signed by the President and the Secretary.

         Section 2. Lost Certificates. No certificates for shares in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production to the Corporation or its agents of satisfactory evidence of such loss, theft, or destruction, and upon delivery to the corporation of a bond of indemnity in such amount and upon such terms as the Board of Directors in its discretion may require.

         Section 3. Restrictive Endorsement. Each certificate representing shares of the Corporation shall contain an endorsement reading substantially as follows:

             "The shares represented by this certificate are subject to certain transfer requirements as provided in the Articles of Incorporation and Bylaws of the Corporation, which are on file at the Corporation's principal office."

                                   ARTICLE VI.

                       Sales and Other Transfers of Stock

         Section 1. Shareholder Agreements. The shareholders in this Corporation may make agreements, either in Bylaws or by a shareholder agreement, between themselves relative to the purchase, among themselves, of the stock of this Corporation in the event of the death, insanity, retirement or disability of any shareholder, and in the event of a transfer of his stock by donation to the shareholder's spouse and lineal descendants. A copy of any such agreement shall be binding upon the persons who are parties to it and their respective heirs, administrators, legatees, executors and assigns.

         Section 2. Stock Redemption Agreements. The Corporation and any or all of its shareholders may enter into stock redemption agreements. A copy of any such agreement shall be filed with the Chairman of the Corporation.



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         Section 3. Expiration of Option Period. Except as to a transfer on death or a gift of the stock of a shareholder to his spouse or lineal descendants (which shall be controlled if at all by a shareholder agreement), no sale, mortgage, pledge, conveyance, transfer, seizure, donation, sale under legal process or attachment, or by virtue of any pledge of hypothecation, and no other disposal of stock of any nature whatsoever, shall have any effect as related to the Corporation or its shareholders, nor shall it be valid in any fashion, unless the provisions of Article VIII of the Articles of Incorporation have been complied with.

                                  SECTION VII.

                                     Notices

         Section 1. Written Notice. Whenever the provisions of a statute or the Certificate of Incorporation, or any of these Bylaws require or permit notice to be given to any director, or shareholder, it shall not be construed to require personal notice, but any such notice may be given in writing by deposition the same in a post office or letter box in a postpaid, sealed wrapper, the cost thereof being prepaid, in either case addressed to such director, officer, or shareholder at his address as the same appears on the books of the Corporation, and the time when the same shall be so mailed or delivered to the telegraph company shall be deemed to be the time of the giving of such notice.

         Section 2. Waivers. Any shareholder or director may waive in writing any notice required or permitted to be given under any provisions of any statute or of the Certificate of Incorporation or of these Bylaws, either before, at, or after the meeting or other event of which notice is so provided. All shareholders or directors present at any meeting shall be deemed to have waived any and all notice thereof.

                                  ARTICLE VIII.

                    Indemnification of Officers and Directors

         The Corporation shall indemnify and hold harmless each director and officer now or hereafter serving the Corporation from and against any and all claims and liabilities to which he may be or become subject by reason of his now or hereafter being or having heretofore been a director or officer of the Corporation and/or by reason of his alleged acts or omissions as such director or officer, whether or not he continued to be such officer or director at the time when any such claim or liability is asserted, and shall reimburse each such director and officer for all legal and other expenses reasonably incurred by him in connection with defending any and all such claims or liabilities, including amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, whether or not he continued to be such director or officer at the time such expenses are incurred; provided, however that no director or officer shall be indemnified against any claim or liability arising out of his own negligence or willful misconduct nor shall he be indemnified against or reimbursed for any expenses incurred in defending any or all such claims



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or liability or in settling the same unless in the judgment of the directors of the Corporation the director or officer against whom such claim or liability is asserted has not been guilty of negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

                                   ARTICLE IX.

                                   Amendments

         These Bylaws may be altered or amended or repealed by the Affirmative vote or written consent of a majority of the stock issued and outstanding and titled to vote at any regular or special meeting of the shareholders called for that purpose; or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board called for that purpose; provided, however, that no change of the time or place for the election of directors shall be made within sixty days preceding the day on which such election is to be held, and that in case of any change of such time or place notice thereof shall be given to each shareholder in person or by letter mailed to his last known port office address, at least twenty days before the election is held.

                                                APPROVED:


                                                \s\ SAMUEL F. EAKIN
                                                -------------------------------
                                                Samuel F. Eakin, Director


                                                \s\ JAMES H. SESSIONS
                                                -------------------------------
                                                James H. Sessions, Director


                                                 \s\ JAMES COLE
                                                -------------------------------
                                                 James Cole, Director


                                   CERTIFICATE

         I, David Ammons, Secretary of Newpark Shipbuilding and Repair, Inc., hereby certify that the above and foregoing Bylaws were adopted as the Bylaws of the Corporation at a meeting of the Board of Directors duly held in Houston, Texas, on June 28, 1994 and are in full force and effect.

         June 28, 1994
                                                  \s\ DAVID AMMONS
                                                -------------------------------
                                                David Ammons, Secretary



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